Exhibit 99.1

Permex Petroleum Corporation Announces Entry into Option Agreement for Right to Acquire Energy Producing Assets in Connection with Bitcoin Mining Strategy

Option agreement part of strategy to acquire undervalued gas producing assets that can be directly used to mine Bitcoin

VANCOUVER, BC – September 2nd, 2025 - Permex Petroleum Corporation (CSE: OIL) (FSE: 75P) (“Permex” or the “Company”), a publicly traded oil and gas exploration and production company with assets in the Permian Basin, is pleased to announce it has entered into an option agreement (the “Option Agreement”) to purchase producing oil and natural gas wells from an ownership group including Navidad Petroleum and TMR Exploration (the “Group”). The assets include over 50 producing wells, gathering facilities as well as over 20,000 net mineral acres of undeveloped leasehold interests.

Pursuant to the terms of the Option Agreement, in consideration of a US$75,000 cash payment, Permex received a 6-month option (the “Option”) to acquire all of the Group’s interest in certain producing oil and natural gas assets for total consideration of US$3 million in a combination of cash and stock, including a minimum of US$1.75 million in cash. If the Group terminates the Option, Permex will receive a refund of the US$75,000 option payment as s well as the break-fee payment of US$50,000 from the Group.

“We believe this Option gives Permex the ability to not only potentially expand its gas production and behind pipe reserves but could also further Permex’s strategy of co-developing hydrocarbon and Bitcoin assets across producing oil and gas properties. The assets covered by this Option currently produce approx. ~4 MW of power and we believe that if we decide to exercise this Option that the underlying assets will be turn-key prepared for the deployment of in-field Bitcoin mining operations”, said Permex CEO Brad Taillon.

“Since Permex’s existing asset base reserves are weighted heavily towards oil, in our opinion diversifying our asset base with the possible acquisition of an additional source of stable gas production with significant behind pipe gas reserves makes fiscal sense as such acquisition could give the Company the opportunity to develop significant reserves across both hydrocarbon categories,” Mr. Taillon added.

Permex intends to work with its Bitcoin mining partner, 360 Energy, Inc., to continue the planning process for the potential deployment of Bitcoin mining across the assets the Company currently holds as well as assets the Company may acquire in the future.

About Permex Petroleum Corporation

Permex Petroleum Corporation (CSE: OIL) (FSE: 75P) is a uniquely positioned junior oil & gas company with assets and operations across the Permian Basin. The Company is focused on the development of oil and gas assets with a strategic emphasis on assets for Bitcoin mining operations alongside hydrocarbon production.

For more information, please visit www.permexpetroleum.com.

Contact Information

Permex Petroleum Corporation

Brad Taillon

President & Chief Executive Officer

(713) 730-7797

Renmark Financial Communications USA Inc.

Henri Perron, CPIR:

hperron@renmarkfinancial.com

Tel.: (416) 644-2020 or (212)-812-7680

www.renmarkfinancial.com

Neither the Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statements

This press release contains “forward-looking information” and “forward-looking statements” within the meaning of applicable securities legislation (collectively, “forward-looking statements”). The forward-looking statements herein are made as of the date of this press release only, and the Company does not assume any obligation to update or revise them to reflect new information, estimates or opinions, future events or results or otherwise, except as required by applicable law. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “predicts”, “projects”, “intends”, “targets”, “aims”, “anticipates” or “believes” or variations (including negative variations) of such words and phrases or may be identified by statements to the effect that certain actions “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. These forward-looking statements include, among other things, statements relating to: the Company’s execution of the Option, that the assets acquired by the Company upon the potential exercise of the Option: (i) will further Permex’s strategy of co-developing hydrocarbon and Bitcoin assets, (ii) will be turn-key prepared for the deployment of in-field Bitcoin mining operations and (iii) will give the Company the opportunity to develop significant reserves across both hydrocarbon categories.

Such forward-looking statements are based on a number of assumptions of management, including, without limitation; that the Company will decide to exercise the Option and be able to acquire the assets underlying the Option upon exercise of the Option, and that the exercise of the Option will further Permex’s strategy of co-developing hydrocarbon and Bitcoin assets.

Additionally, forward-looking statements involve a variety of known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, activities, results, performance or achievements of the Company to be materially different from any future plans, intentions, activities, results, performance or achievements expressed or implied by such forward-looking statements. Such risks include, without limitation: that the Company will decide not to exercise the Option or not be able to acquire the assets underlying the Option upon the exercise of the Option or that the exercise of the Option will not further Permex’s strategy of co-developing hydrocarbon and Bitcoin assets.

The forward-looking statements contained in this press release represent management’s best judgment based on information currently available. No forward-looking statement can be guaranteed and actual future results may vary materially. Accordingly, readers are advised not to place undue reliance on forward-looking statements. Neither the Company nor any of its representatives make any representation or warranty, express or implied, as to the accuracy, sufficiency or completeness of the information in this press release. Neither the Company nor any of its representatives shall have any liability whatsoever, under contract, tort, trust or otherwise, to you or any person resulting from the use of the information in this press release by you or any of your representatives or for omissions from the information in this press release.

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